EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D in respect of the Common Stock of Galapagos NV is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 2, 2021

VAN HERK INVESTMENTS B.V.

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

VAN HERK INVESTMENTS THI B.V.

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

VAN HERK PRIVATE EQUITY INVESTMENTS B.V.

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

STICHTING ADMINISTRATIEKANTOOR PENULATA

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

VAN HERK MANAGEMENT SERVICES B.V.

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

ONROEREND GOED BEHEER – EN BELEGGINGSMAATSCHAPPIJ A. VAN HERK B.V.

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

A. VAN HERK HOLDING B.V.

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

STICHTING ADMINISTRATIEKANTOOR ABCHRYS

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

ADRIANUS VAN HERK

By:	/s/ Eric G.A. Esveld
Name: Erik G.A. Esveld
Title: Attorney-In-Fact*

* Pursuant to a Power of Attorney, dated as of September 16, 2019, by and among the Reporting Persons.

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